Exhibit 99.1

 Global Aircraft Solutions, Inc. (GACF)
Announces Third Quarter Financial Results

TUCSON, Ariz. – November 15, 2006 – Global Aircraft Solutions, Inc. (OTCBB: GACF), an integrated aviation company engaged in aircraft trading and aircraft parts sales, and providing scheduled maintenance, repair and overhaul (MRO) services for commercial airlines, charter airlines and aviation leasing companies, today announced financial results for the third quarter 2006.

Revenue for the third quarter 2006 was $7.9 million, a 22% decrease compared to the $10.2 million reported for the second quarter of 2006. The Company reported net profit before taxes of $358,728 (4.5%) for the quarter versus $1,443,926 (14.2%) for the second quarter 2006, a decrease of 75%. EBITDA decreased 56% from $1,767,412 in the second quarter 2006 to $770,580 in the third quarter 2006. Capital expenditures for the quarter were $307,132 compared to $27,140 in the second quarter 2006.

The lower revenue and profit numbers for the third quarter were due to an unusual set of circumstances wherein a total of four large maintenance checks scheduled for the quarter were deferred into the fourth quarter by three separate customers. Specifically, Avolar was able to obtain a ten-week deferral from its Mexican regulatory agency on a “C” check originally scheduled for September 1st. Similarly, the Mexican Government decided to delay the input of a 737 scheduled for a maintenance check awarded under a contract that Hamilton Aerospace has for their Presidential fleet. Finally, due to closing delays with its customer, BCI Aircraft Leasing deferred the input of two 737 “D” checks.

Avolar’s maintenance extension expires mid-November and the aircraft will be put into maintenance at Hamilton Aerospace immediately at that time. The Mexican Presidential fleet 737 was input for maintenance at Hamilton late in October, and last week, both BCI aircraft due “D” checks were delivered to the Hamilton facility.

Collectively, these maintenance contracts represent over $2.9 million in anticipated revenue and over $435,000 in gross profit for Hamilton Aerospace and World Jet postponed to the fourth quarter. Also, the Company incurred a one-time interest charge of approximately $250,000 for a deposit made to a Middle Eastern national carrier in a bid to acquire, at an attractive price, eleven wide-body aircraft and associated spare parts. The Company is still pursuing this significant business opportunity, and may or may not be the successful bidder. In the absence of these one-time charges and events, the Company would have had pro-forma third quarter revenue of over $10 million and an after-tax net profit of over $1 million, which would have been consistent with the results anticipated by Management prior to the occurrence of these events.

While Management is disappointed by the financial results of the third quarter, in view of the work deferred into the fourth quarter and an upswing in our aircraft trading activities (as detailed below), we expect that the Company will reflect improvement in the fourth quarter and that net profit and earnings per share, year-over-year, in 2006 will exceed those of 2005.

In the third quarter, the Company’s joint venture, JetGlobal, sold one 737-200, resulting in a net profit contribution of $315,000 to the Company’s consolidated financial statement. As of this date, JetGlobal has sold an additional three aircraft from its portfolio in the fourth quarter, and has additional aircraft trading transactions pending that may or may not close before the end of the quarter. JetGlobal is now completing technical acceptance of twelve 737-200 aircraft that had been on lease to Delta. Management anticipates that the majority of these twelve recently returned leased aircraft will be sold or leased by JetGlobal by the end of the second quarter 2007.

JetGlobal has filed a claim of approximately $51 million against Delta in bankruptcy court. This claim consists of a computation of the dollar amount of the lease return provisions that JetGlobal claims were not met by Delta on thirty one 737-200 aircraft purchased out of the Delta fleet by JetGlobal. It should be noted possible nonperformance of the lease return provisions by Delta had already been considered by Management prior to its investment in JetGlobal, and consequently return provision shortfalls by Delta do not negatively affect any previously provided statements or analysis of the Company’s investment in JetGlobal. By the same token, our shareholders are advised that while the terms of the operating agreement between the Company and JetGlobal specify that the Company is entitled to 30% of the proceeds of the claim made in Delta’s bankruptcy, this claim may be disputed and, until such time as Delta successfully exits bankruptcy, it is unknown what percentage of the claim, if any, will be paid out to JetGlobal.

During the third quarter the Company appointed Phil Watkins Chief Operating Officer and Tina Longo as Vice President, Sales for World Jet. Prior to accepting these new positions, both these highly experienced individuals held key positions at Hamilton Aerospace. These changes were made as part of an effort to increase both the top and bottom line financial results of World Jet and to more closely integrate World Jet’s processes and procedures with those of Hamilton Aerospace. As part of this effort, the Company is also consolidating the World Jet inventory into the warehouse adjacent to the Hamilton facility, has moved World Jet’s sales and administration into the administrative offices at Hamilton Aerospace, and has eliminated five redundant executive positions. This consolidation of the administrative offices, warehouses, and staff positions at World Jet and Hamilton Aerospace, together with the implementation of new internal control procedures is expected to improve the operating efficiency of both Hamilton and World Jet, while reducing Company’s annual expenses by approximately $500,000.

This restructuring of World Jet resulted in a decrease in revenue for World Jet in the third quarter due to temporary disruptions in operations, but has already resulted in an increase in gross profit margins from 24% in the second quarter to 30% in the third quarter. Management believes that the restructuring and consolidation steps taken with regard to World Jet will result in improved top and bottom line contributions by World Jet to our consolidated statements in 2007 and beyond.

The Company continues to successfully grow its business relationship with Avolar. At this time Management believes that Avolar will have eleven aircraft in operation by year-end. Avolar has announced that it intends to have twenty-two aircraft in operation by the end of 2007, and recently announced the purchase of twenty new aircraft from Boeing, with delivery of the first of these new aircraft starting in 2008.

Last quarter the Company announced that it intended to initiate a suit to recover $686,710 in direct costs plus additional expenses from the freight company involved in the damage of an engine during shipping. This lawsuit has been formally filed and is ongoing with the parties currently engaged in discovery.

GACF Chairman Ian Herman commented, “As we have explained previously, the relatively large size of individual contracts and the fact the we cannot book aircraft sales until a given aircraft is delivered, does cause some ‘lumpiness’ in our financial results from time to time. In the case of this last quarter, some unanticipated delays in closing some large transactions have had the effect of deferring revenues into the fourth quarter. Although occasional quarter-to-quarter unevenness is part of the nature of our business, it in no way affects the overall soundness of our business plan. We fully expect to show strong year-over-year improvement from 2005 to 2006 and to continue to show strong year-over-year growth for the foreseeable future.”

GAFC President John Sawyer added, “I am very proud of the dedication and cooperation shown by our management and direct labor staff to control costs and still generate a profit in the face of an unusual number of customer-driven production delays during this last quarter. Our current sizable backlog of work should insulate us from the effects of any other customer-driven delays we might encounter in the foreseeable future. This strong backlog, together with the continuing success of Avolar, the growth in our aircraft trading activities, and the restructuring of World Jet should provide a good foundation for the continued growth and success of Global Aircraft Solutions.”

Conference Call Reminder

The conference call will take place at 11:00 a.m. Eastern, on Friday, Nov. 17, 2006. Anyone interested in participating should call 888-603-6873 if calling within the United States, or 973-582-2706 if calling internationally approximately five to 10 minutes prior to 11:00 a.m. There will be a playback available until November 24, 2006. To listen to the playback, please call 877-519-4471 if calling within the United States or 973-341-3080 if calling internationally. Please use pass code 8104584 for the replay.

About Global Aircraft Solutions -

Global Aircraft Solutions provides parts support and maintenance, repair and overhaul (MRO) services for large passenger jet aircraft to scheduled and charter airlines and aviation leasing companies. Hamilton Aerospace and World Jet, both divisions of Global Aircraft Solutions, operate from adjacent facilities comprising about 35 acres located at Tucson International Airport. These facilities include hangars, workshops, warehouses, offices and other buildings. Notable customers include debis AirFinance, BCI Aircraft Leasing, Falcon Air Express, Jetran International, Goodrich Corporation, AAR, National Jet Systems, San Antonio Aerospace, Pegasus Aviation, Shaheen Airlines, Iraqi Airways, and Aero California.

Global’s website is located at www.globalaircraftsolutions.com. The Hamilton Aerospace website is located at www.hamaerotech.com.

Except for the historical information presented, this press release contains “forward-looking statements” made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 or regulations thereunder including, but not limited to expected and estimated revenue and earnings. Forward-looking statements are made based upon management’s expectations and belief concerning future developments and their potential effect upon the Company. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management.

The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company or its subsidiaries or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements. These risks include the economic health of the airline industry, demand for Global Aircraft Solutions’ services, and competitive pricing pressures.

      In addition, other risks are detailed in Global’s Form 10-KSB for the year ended December 31, 2005, Global’s Form 10-Q for the quarter ended March 31, 2006, Global’s 10-Q for the quarter ended June 30, 2006 and Global’s From 10-Q for the quarter ended September 30, 2006. These statements speak only as of above date, and Global disclaims any intent or obligation to update them.

Contact:

     Global Aircraft Solutions
     Ian Herman, (520) 275-6059
     iherman@hamaerotech.com

or

     Alliance Advisors, LLC
     Alan Sheinwald, 914-669-0222
      asheinwald@allianceadvisors.net

Tables Attached

GLOBAL AIRCRAFT SOLUTIONS, INC.
Condensed Consolidated Balance Sheet
December 31, 2005 and September 30, 2006

ASSETS

	2006 (unaudited) Dollars	2005 (audited) Dollars
CURRENT ASSETS
Cash and cash equivalents	1,143,010	368,013
Accounts receivable	7,853,027	4,993,138
Costs and estimated earnings in excess of billings on
contracts in progress	1,303,634
Note receivable	593,850	1,997,868
Inventory, net of allowance for slow-moving and obsolete
inventory	7,993,603	8,767,435
Restricted funds	98,500	98,500
Other current assets	136,240	304,987

TOTAL CURRENT ASSETS	19,121,864	16,529,941

Property, plant and equipment	1,613,332	1,642,141
Investment	25,000	25,000
Equity in net assets of and advances to affiliates	8,311,674	6,333,690
Customer list, net	33,472	133,886
Agreement with vendor, net	7,123	28,490
Goodwill	38,992	38,992
Deferred income taxes	130,000	130,000
Other assets	227,982	192,481

TOTAL ASSETS	29,509,439	25,054,621

The accompanying notes included in the Form 10-QSB for the quarter ending September 30, 2006, but not attached hereto in this press release, are an integral part of these condensed consolidated financial statements.

GLOBAL AIRCRAFT SOLUTIONS, INC.
Condensed Consolidated Balance SheetDecember
31, 2005 and September 30, 2006

LIABILITIES AND STOCKHOLDERS’ EQUITY

	2006 (unaudited) Dollars	2005 (audited) Dollars
CURRENT LIABILITIES
Notes payable – short term	5,335,985	2,564,739
Accounts payable – trade	4,315,448	7,181,397
Customer deposits
Billings in excess of costs and estimated
earnings on contracts in progress	—	23,458
Customer deposits	50,000
Accrued liabilities	389,156	570,724
Income taxes payable	2,133,472	685,904
Commitments and contingencies

TOTAL CURRENT LIABILITIES	12,224,061	11,026,222

LONG-TERM LIABILITIES

Capital lease obligations
	277,225	—

TOTAL LONG-TERM LIABILITIES
	277,225	—

TOTAL LIABILITIES	12,501,286	11,026,222

STOCKHOLDERS' EQUITY
Common stock, $.001 par value, 100,000,000 shares authorized and 38,998,215 and 39,905,307 shares issued 2005 and 2006
and 38,618,215 and 39,525,307 shares outstanding 2005
and 2006	39,905	38,998
Additional paid-in capital	12,449,830	11,904,683
Deferred compensation	(58,250)	(80,000)
Contributed capital	620,289	620,289
Retained earnings	3,956,379	1,544,429

TOTAL STOCKHOLDERS' EQUITY	17,008,153	14,028,399

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	29,509,439	25,054,621

The accompanying notes included in the Form 10-QSB for the quarter ending September 30, 2006, but not attached hereto in this press release, are an integral part of these condensed consolidated financial statements.

GLOBAL AIRCRAFT SOLUTIONS, INC.

Condensed Consolidated Statement of Operations
For the Three Months and Nine Months ended September 30, 2005 and 2006
(unaudited)

	Three Months Ended September 30, 2006 Dollars	Three Months Ended September 30, 2005 Dollars	Nine Months Ended September 30, 2006 Dollars	Nine Months Ended September 30, 2005 Dollars
Net sales	7,904,355	15,462,146	29,611,729	32,943,760
Cost of sales	(5,756,242)	(12,165,322)	(21,059,696)	(24,839,649)
Inventory write down	—	(55,208)	—	(165,625)

Gross profit	2,148,113	3,241,616	8,552,033	7,938,486

Selling, general and administrative
expense	(1,996,139)	(2,284,532)	(5,797,873)	(5,651,307)
Penalties	(560)	—	(11,731)	(1,006)

Gain (loss) from operations	151,414	957,084	2,742,429	2,286,173

Other income (expense):
Interest income	12,613	55,487	67,338	259,506
Interest expense	(220,048)	(53,762)	(451,916)	(358,153)
Discounts taken	3,779	(10,000)	3,779	7,715
Miscellaneous expense	—	(110)	(116)	(110)
Miscellaneous income	95,970	5,810	114,575	99,727
Gain (loss) on asset disposal	—	—	(8,518)	—
Equity in income of
unconsolidated affiliates	315,000	—	1,238,121	—

Net profit (loss), Before taxes	358,728	954,509	3,705,692	2,294,858
Estimated taxes, State and
Federal	(125,555)	(293,266)	(1,293,742	(293,356)

Net profit (loss), After taxes	233,173	661,243	2,411,950	2,001,502

Net profit (loss) per share, Basic
2006 3rd Qtr 39,277,321 shares, Year
to date 38,980,587 shares; 2005 3rd
Qtr 35,460,775 shares, Year to date
35,460,775 shares	0.01	0.02	0.06	0.06
Net profit (loss) per share, Fully
diluted 2006 3rd Qtr 40,339,994
shares, Year to date 40,248,919
shares; 2005 3rd Qtr 38,167,627
shares, Year to date 33,706,298
shares	0.01	0.02	0.06	0.06

The accompanying notes included in the Form 10-QSB for the quarter ending September 30, 2006, but not attached hereto in this press release, are an integral part of these condensed consolidated financial statements.